Exhibit 4.27

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

Golden Pacer

THE PERSON LISTED IN SCHEDULE A-1

THE PERSONS LISTED IN SCHEDULE A-2

THE PERSONS LISTED IN SCHEDULE A-3

THE PERSONS LISTED IN SCHEDULE A-4

and

THE OTHER PARTIES NAMED HEREIN

April 23, 2020

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT  (this “Agreement”) is entered into on April 23, 2020 by and among:

A.        Golden Pacer, a Cayman Islands exempted company whose registered address is at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Company”);

B.         Golden Hawk Limited, a limited liability company established under the laws of Hong Kong whose registered address is at Suite 1113A 11/F Ocean CTR Harbour City 5 Canton Road, TST KLN, Hong Kong (the “HK Company”);

C.        Tianjin Wuba Shuke Information Technology Co., Ltd. (天津五八数科信息技术有限公司), a wholly foreign-owned enterprise established under the laws of the PRC whose registered address is at Kuang Shi International Building 2-1204, Tianjin Pilot Free Trade Zone (central business district), PRC and wholly owned by the HK Company (the “WFOE”);

D.        Tianjin Wuba Rongxin Information Technology Co., Ltd. (天津五八融鑫信息技术有限公司), a company established under the laws of the PRC, whose registered address is at No.1840-130, F18, Baofeng Building, No.3678 Xinhua Road, Tianjin Pilot Free Trade Zone (central business district), PRC (the “Wuba Rongxin”);

E.         Tianjin Wuba Jinfu Co., Ltd. (天津五八金服有限公司), a company established under the laws of the PRC, whose registered address is at No. 1902, F19, Jinzuo Square, No.5 Meiyuan Road, Huayuan Industrial Zone, Binhai Hi-tech Zone, Tianjin, PRC (the “Wuba Jinfu”, together with the Wuba Rongxin, collectively the “Domestic Companies”, and each a “Domestic Company”; the Domestic Companies and the WFOE, collectively the “PRC Companies” and each, a “PRC Company”);

F.         YAO Jinbo  (姚劲波), a PRC citizen with ID number *** (the “Founder”);

G.         Golden Rhapsody Limited, a British Virgin Islands exempted company whose registered address is at Vistra Corporate Services Centre, Wickams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands (the “Founder Holdco”, together with Founder, collectively the “Key Parties”, and each a “Key Party”);

H.         Golden Rockets L.P., a Cayman Islands exempted limited partnership whose registered address is at the offices of Harneys Fiduciary (Cayman) Limited, 4th floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands (the “Non-Executive Holder”, together with the Key Parties, collectively the “Original Shareholders” and each an “Original Shareholder”);

I.          The entities as set forth on Schedule A-1 (the “Series Angel Investor”);

J.          The entity as set forth on Schedule A-2 (the “Series Pre-A Investor”);

K.         The entities as set forth on Schedule A-3 (collectively the “Series A-1 Investors”, and each a “Series A-1 Investor”); and

L.         The entities as set forth on Schedule A-4 (collectively the “Series A-2 Investors”, and each a “Series A-2 Investor”; the Series A-2 Investors together with the Series A-1 Investors and such other future series A investor in the future Series A Financing (as defined below), the “Series A Investors” and each a “Series A Investor”; the Series A Investors, the Series Pre-A Investor and the Series Angel Investor, collectively, the “Investors” and each an “Investor”).

Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS.

WHEREAS, 58 (as defined in Schedule A-1) has agreed to purchase from the Company, and the Company has agreed to sell to 58, up to 913,333,333 Series Angel Preferred Shares of the Company on the terms and conditions set forth in the Series Angel Share Purchase Agreement dated September 30, 2019 (the “Series Angel Share Purchase Agreement”), by and among, the Company, the Key Parties and certain other parties.

WHEREAS, Tencent (as defined in Schedule A-2) has agreed to purchase from the Company, and the Company has agreed to sell to Tencent, up to 136,370,877 Series Pre-A Preferred Shares of the Company on the terms and conditions set forth in the Series Pre-A Share Purchase Agreement dated September 12, 2019 (the “Series Pre-A Share Purchase Agreement”), by and among the Company, the Key Parties and certain other parties.

WHEREAS, TH Capital (as defined in Schedule A-3) has agreed to purchase from the Company, and the Company has agreed to sell to TH Capital, up to 1,889,442 Series A-1 Preferred Shares of the Company on the terms and conditions set forth in the Series A-1 Share Purchase Agreement dated September 12, 2019 (the “Series A-1 Share Purchase Agreement”), by and among, the Company, the Key Parties and certain other parties.

WHEREAS, Zhongwei (as defined in Schedule A-4) has agreed to purchase from the Company, and the Company has agreed to sell to Zhongwei, up to 32,003,137 Series A-2 Preferred Shares of the Company on the terms and conditions set forth in the Series A-2 Share Purchase Agreement dated September 12, 2019 (the “Zhongwei Series A-2 Share Purchase Agreement”), by and among, the Company, the Key Parties and certain other parties.

WHEREAS, AMTD (as defined in Schedule A-4) has agreed to purchase from the Company, and the Company has agreed to sell to AMTD, up to 19,787,500 Series A-2 Preferred Shares of the Company on the terms and conditions set forth in the Series A-2 Share Purchase Agreement dated September 12, 2019 (the “AMTD Series A-2 Share Purchase Agreement”, together with the Zhongwei Series A-2 Share Purchase Agreement, collectively, the “Series A-2 Share Purchase Agreements”; the Series A-2 Share Purchase Agreements together with the Series Pre-A Share Purchase Agreement, the Series A-1 Share Purchase Agreement and the Series Angel Share Purchase Agreement, collectively the “Share Purchase Agreements” and each a “Share Purchase Agreement”), by and among, the Company, the Key Parties and certain other parties.

WHEREAS, the Company has agreed to issue to each of the Series A-1 Investors (other than TH Capital) certain warrants to purchase certain Series A-1 Preferred Shares of the Company on the terms and conditions set forth in such warrants dated September 12, 2019 (collectively, the “Series A-1 Warrants” and each a “Series A-1 Warrant”).

WHEREAS, the Company has agreed to issue to certain Series A-2 Investors certain warrants to purchase certain Series A-2 Preferred Shares of the Company on the terms and conditions set forth in such warrants dated September 12, 2019 (collectively, the “Series A-2 Warrants” and each a “Series A-2 Warrant”; the Series A-2 Warrants together with the Series A-1 Warrants, collectively the “Warrants” and each a “Warrant”).

WHEREAS, the Parties hereto (other than the Series Angel Investor) have entered into certain Shareholders Agreement dated as of September 12, 2019 (the “Prior SHA”).

WHEREAS, the Parties hereto desire to enter into this Agreement for the governance, management and operations of the Group Companies and for the rights and obligations between and among the Shareholders and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         GENERAL MATTERS.

1.1       Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement. The use of any term defined in Annex A in its uncapitalized form indicates that the words have their normal and general meaning.

1.2       The Company’s shareholding structure as of the date hereof shall be as set forth in the Company’s capitalization table attached hereto as Exhibit D.

1.3       Notwithstanding anything to the contrary in this Agreement, for the purpose of the interpretation of this Agreement and the rights and obligations of each shareholder hereunder, each Series A Warrant Share shall be deemed as issued and outstanding from the date hereof.

2.         INFORMATION AND INSPECTION RIGHTS.

2.1       Information Rights.

(a)        Information Rights with Respect to Series Angel Investor, Series A-1 Investors and Series A-2 Investors. Commencing on the date of this Agreement, and for so long as any Investor holds any Preferred Share, the Company shall and the Warrantors shall cause the Group Companies to, deliver to such Investor the following with respect to the Group Companies:

(i)          annual audited consolidated financial statements which shall contain the consolidated profit-and-loss statement, balance sheet, cash flow statement and other operational data within ninety (90) days after the end of each fiscal year, audited in accordance with U.S. GAAP or any internationally recognized accounting standards by an accounting firm;

(ii)          quarterly unaudited consolidated financial statements within forty- five (45) days after the end of each quarter which shall contain the quarterly profit-and-loss statement, balance sheet, cash flow statement prepared in accordance with U.S. GAAP; and

(iii)          monthly unaudited consolidated financial statements and main operational data within thirty (30) days after the end of each month which shall contain the monthly profit-and-loss statement, balance sheet, cash flow statement prepared in accordance with U.S. GAAP.

(b)        Information Rights with Respect to Tencent. The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as Tencent holds any Preferred Share, the Company will and the Warrantors will cause the Group Companies to, deliver to Tencent the following with respect to the Group Companies:

(i)          annual audited consolidated financial statements which shall contain the consolidated profit-and-loss statement, balance sheet, cash flow statement and other operational data within ninety (90) days after the end of each fiscal year, audited in accordance with U.S. GAAP or any internationally recognized accounting standards by an accounting firm accepted by Tencent;

(ii)          quarterly unaudited consolidated financial statements which shall contain the consolidated profit-and-loss statement, balance sheet, cash flow statement within forty- five (45) days after the end of each quarter;

(iii)          monthly unaudited consolidated financial statements which shall contain the consolidated profit-and-loss statement, balance sheet, cash flow statement and main operational data within thirty (30) days after the end of each month;

(iv)          a business plan and an annual budget for the following fiscal year at least thirty (30) days prior to the end of each fiscal year;

(v)          written notices concerning the following matters: (x) any material litigation or arbitration and their respective judgments or awards and other matters that may lead to Material Adverse Effect; (y) any investigation or face-to-face meeting, warning, penalties or any order of suspension of operations for rectification, each from any Governmental Authority with respect to any Group Company’s failure to comply with the applicable laws; and (z) any material adjustments to the nature of business, the business model or business scope of the Group Companies (taken as a whole);

(vi)          the actual amount of the Spin-off Consideration to be paid by Group Companies to 58 Group and the relevant materials or documents related to the calculation of the foregoing Spin-off Consideration in writing at least fifteen (15) days prior to the actual payment of any Spin-off Consideration in any form by the Group Companies to 58 Group pursuant to the Spin-Off Transaction Documents;

(vii)          in case that the 58 Group intends to engage or carry out any Competitive Business which are out of the intentions of the Group Companies’ business plan at that time and/or cannot be engaged or carried out by the Group Companies due to lack of competent operational conditions at that time (collectively, the “Competitive Business Engagement Obstacles”), the reasons to such Competitive Business Engagement Obstacles shall be delivered to Tencent before the Group Companies agree the 58 Group to engage or carry out the foregoing Competitive Business;

(viii)          in the event that the Group Companies may be imposed to tax recovery or tax penalties by any tax authorities, the Company shall inform Tencent of the foregoing in writing, and promptly negotiate with Tencent for solutions (including but not limited to submitting the amount of tax recovery and relevant penalties to tax authorities for the purpose of settlement or compromise), so as to minimize the tax liability and risk of the Group Companies.

(ix)          upon the reasonable request by Tencent, such other information relating to the operational and financial condition of the Group Companies.

(c)        Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement,

(i)          Each Investor shall be entitled to inspect the financial books of the Group Companies for the purpose of supervision in good fifth upon reasonable prior notice to the Group Companies;

(ii)          Each of Tencent and the Series A Investor who bears the highest shareholding percentage among all the Series A Investors shall have the right to inspect and copy facilities, operational and financial records and books (including the original accounting documents) of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, and the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers upon reasonable prior notice to the Group Companies.

(iii)          for so long as Tencent and its Affiliates collectively hold no less than three percent (3%) of the Shares of the Company (on a fully-diluted and as-converted basis), Tencent shall have the right to appoint an independent and qualified auditor to examine the accounts of the Group Companies (the Group Companies shall bear the reasonable cost of such auditing) at most once a year and the Warrantors shall give necessary cooperation and spare reasonable efforts to provided necessary assistance and materials for the foregoing auditing.

3.         REGISTRATION RIGHTS.

3.1       Applicability of Rights. The holders of the Registrable Securities shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2       Definitions. For purposes of this Section 3:

(a)        Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration of effectiveness of such registration statement.

(b)        Registrable Securities. The term “Registrable Securities” means: (1) Ordinary Shares of the Company issued or to be issued upon conversion of the Series Pre-A Preferred Shares and the Series A Preferred Shares issued (A) under the Series Pre-A Share Purchase Agreements and/or Series A Share Purchase Agreements (as applicable) and (B) pursuant to the issuance of New Securities by the Company to the Series Pre-A Investor and the Series A Investors pursuant to Section 4.1 hereof; (2) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)        Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Registrable Securities which are convertible into Ordinary Shares.

(d)        Holder. For purposes of this Section 3, the term “Holder” means any Person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom the rights under this Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided,  further, that (i) the Company shall in no event be obligated to register the Preferred Shares and that (ii) Holders of Registrable Securities will not be required to convert their Preferred Shares into Ordinary Share in order to exercise the registration rights granted hereunder, until immediately prior to the declaration of effectiveness of the registration statement for the offering to which the registration relates.

(e)        Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor or comparable registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

3.3       Demand Registration.

(a)        Request by Holders. If the Company shall receive, at any time after the earlier of:

(i)          (x) the fifth (5th) anniversary of the closing date under the Onshore A-2 Capital Increase Agreement with respect to Tencent, and (y) the sixth (6th) anniversary of the closing date under the Onshore A-2 Capital Increase Agreement with respect to other Holders (provided that if Tencent exercises the right of demand registration in accordance with the foregoing (x), other Holders shall also be entitled to exercises the right of demand registration in accordance with the mechanism hereof); or

(ii)          a Qualified IPO,

a written request from the Holders (for the avoidance of doubt, in case Tencent exercises the right of demand registration in accordance with Section 3.3(a)(i)(x), such Holders shall include Tencent and other Holders thereafter entitled and elect to exercise the right of demand registration) of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company files a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders. The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice. The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration of the Request Securities, subject only to the limitations of this Section 3.3.

(b)        Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a). In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided,  however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced (x) by more than seventy-five percent (75%) and (y) unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company. Further, if, as a result of such underwriter cutback, the Holders cannot include in the IPO all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the three (3) demand Registrations to which the Holders are entitled pursuant to this Section 3. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder”, and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined herein.

(c)        Maximum Number of Demand Registrations. The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 3.3.

(d)        Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided,  however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e)        Expenses. The Company shall pay all expenses (excluding only underwriting discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions relating to the Registrable Securities sold by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further,  however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 3.3(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

3.4       Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)        Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro-rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement. Any

Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)        Expenses. The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.4 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c)        Not Demand Registration.   Registration pursuant  to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5       Form S-3 or Form F-3 Registration. After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter. If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

(a)        Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)        Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the date on which the Company provides the notice contemplated by Section 3.5(a); provided,  however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i)          if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii)          if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than US$1,000,000 to the public; or

(iii)          if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested to be included in such registration) pursuant to the provisions of Section 3.4(a).

(c)        Expenses. The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar. For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.5 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d)        Maximum Frequency. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e)        Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided,  however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(f)        Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

(g)        Underwriting. If the requested registration under this Section 3 is for an underwritten offering, the provisions of Section 3.3(b) shall apply.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.5 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.

3.6       Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a)        Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one (1) year or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever is earlier;

(b)        Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c)        Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d)        Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)        Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3;

(f)        Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g)        Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)        Opinions and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.7       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the Registration of their Registrable Securities.

3.8       Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a)        By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and its Affiliates, partners, officers, directors, employee, legal counsel, agent, any underwriter (as determined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)          any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)          the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)          any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder and its Affiliates, partners, officers, directors, employees, legal counsel, agents, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided,  however, that the indemnity contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling Person of such Holder.

(b)        By Selling Shareholders. To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who Controls the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided,  however, that the indemnity contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) plus any amount under Section 3.8(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)        Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d)        Defect Eliminated in Final Prospectus. The foregoing indemnity of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)        Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided,  however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement absent guilty of such fraudulent misrepresentation; and (B) no Person or entity guilty of fraudulent misrepresentation as defined in Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

(f)        Survival. The obligations of the Company and Holders under this Section 3.8 shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.9       Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)        Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)        File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c)        So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10     Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of a Qualified IPO, or (ii), if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

3.11     No Registration Rights to Third Parties. Without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.12     “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of 1% or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including any director, officer, or holder of 1% or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution. The Company may impose a stop-transfer restriction with respect to Registrable Securities that are subject to any such lockup or standoff agreement but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

3.13     Public Offering Rights (Non-U.S. Offerings). If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside of the United States for the account of any Ordinary Shareholder or other shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as - converted basis) then held by such Holder and all other shareholders of the Company selling in such offering) in such offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

4.         RIGHT OF PARTICIPATION.

4.1       With Respect to Issuance of New Securities:

(a)        General. Each of the Preferred Shareholders, the Key Parties and the Non- Executive Holder (collectively, the “Participation Rights Holders”, and each a “Participation Rights Holder) shall have a right of first refusal to purchase such a Pro Rata Share of the New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

(b)        Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares then held by such Participation Rights Holder (calculated on a fully-diluted and as-converted basis), to (b) the total number of Ordinary Shares then outstanding of the Company (calculated on a fully-diluted and as-converted basis) immediately prior to the giving rise to the Right of Participation. For the avoidance of doubt, when calculating the Pro Rata Share of the Key Parties, the Ordinary Shares held by the Key Parties through the Non-Executive Holder shall be excluded.

(c)        New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided,  however, that the term “New Securities” shall not include:

(i)          any Preferred Shares issued under the Share Purchase Agreements and any Warrant, any outstanding securities convertible into Preferred Shares or Ordinary Shares as of the date hereof, or Ordinary Shares issued upon conversion of the Preferred Shares authorized;

(ii)          in the aggregate up to 250,013,276 Ordinary Shares issued or issuable under the ESOP as approved by the Board (including the affirmative votes of the Majority Directors (including the Series Pre-A Director (for so long as Tencent holds no less than four point eight percent (4.8%) of all Shares of the Company (on a fully-diluted and as-converted basis)));

(iii)          any securities issued in connection with any share split, share dividend or other similar capital restructuring event as approved by Tencent and the Series A Preferred Majority;

(iv)          any securities issued or issuable as a dividend or distribution ratably allocated on the holders of all outstanding Shares; and

(v)          any securities offered in a Qualified IPO by the Company.

(d)       Procedures.

(i)          First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give to each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount, the type and the price of New Securities and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall be entitled to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities at the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within fifteen (15) Business Days after the receipt of such First Participation Notice. If any Participation Rights Holder fails to send such written notice within the prescribed time period or declines to exercise fully its Right of Participation, then the right of such Participation Rights Holder to purchase its Pro Rata Share hereunder shall be forfeited.

(ii)          Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with subsection (d)(i) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to the Participation Rights Holders who agreed to fully exercise their Right of Participation (the “Rights Participants”) in accordance with subsection (d)(i) above. Each Rights Participant shall have fifteen (15) Business Days after the receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase. Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the oversubscribing Rights Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of the Ordinary Shares held by such oversubscribing Rights Participant (calculated on a fully-diluted and as-converted basis) and the denominator of which is the total number of Ordinary Shares held by all oversubscribing Rights Participant (calculated on a fully-diluted and as-converted basis).

(e)        Failure to Exercise. Upon the expiration of the Second Participation Period or upon the expiration of the First Participation Period in the event no Participation Rights Holder exercises the Right of Participation during the First Participation Period, the Company shall thereafter be entitled to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation was not fully exercised) at the same price and upon the same non-price terms specified in the First Participation Notice.

4.2       With Respect to Shares Owned by Shareholders:

(a)        Restriction on Transfers by Original Shareholders. Subject to Section 9.1, each Original Shareholder may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of its Shares to any Person, whether directly or indirectly, except in compliance with this Section 4.2 and Section 5.

(b)        Notice of Sale. If any Shareholder (in any case excluding Tencent) (the “Selling Shareholder”; for the avoidance of doubt, in any case the Selling Shareholder shall exclude Tencent) proposes to sell or transfer, directly or indirectly, any of its Shares (the “Transfer Shares”), then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and to each holder of the Preferred Shares, the Key Parties and the Non-Executive Holder (collectively the “Non-Selling Shareholders”, and each a “Non-Selling Shareholder”), which Transfer Notice shall include (i) the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made.

(c)        Notice of Purchase. Each Non-Selling Shareholder shall be entitled to purchase all or any part of the Transfer Shares at the price and upon the terms and conditions specified in the Transfer Notice by giving a written notice (“Respond Notice”) to the Selling Shareholder within fifteen (15) Business Days after the receipt of the Transfer Notice (the “Refusal Period”) stating therein the number of Transfer Shares to be purchased.

If a Non-Selling Shareholder exercises such right and notifies the Selling Shareholder of the number of Transfer Shares to be purchased, then such Non-Selling Shareholder shall complete the purchase of the Transfer Shares on the same terms and conditions as those set out in the Transfer Notice. A failure by a Non-Selling Shareholder to respond within such prescribed period shall constitute a decision by such Non-Selling Shareholder not to exercise its right to purchase such Transfer Shares.

The Selling Shareholder shall promptly give a written notice (“Exercising Notice”) to each Preferred Shareholders upon receipt of notice from any Key Party and/or the Non- Executive Holder, which shall include whether such Key Party and/or Non-Executive Holder elects to purchase Transfer Shares and the number of Transfer Shares such Non-Selling Shareholder intends to purchase. Furthermore, each Preferred Shareholder shall be entitled to withdraw the Respond Notice or adjust the Respond Notice accordingly within the Refusal Period.

(d)        With respect to the subsequence of the Non-Selling Shareholders to exercise their respective right of first refusal, each of the Preferred Shareholders shall have the right to purchase such Preferred Shareholder’s pro rata share of the Transfer Shares in preference to other Non-Selling Shareholders. For the avoidance of doubt, each Preferred Shareholder’s foregoing pro rata share of the Transfer Shares shall be equal to the number of Transfer Shares, multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (on a fully-diluted and as-converted basis) held by such Preferred Shareholder on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares (on a fully-diluted and as- converted basis) held on the date of the Transfer Notice by all Preferred Shareholders which exercise their right of first refusal under this Section 4.2 on the date of the Transfer Notice.

To the extent that any Preferred Shareholder does not exercise its right of first refusal to the full extent to purchase such Preferred Shareholder’s pro rata share of the Transfer Shares, the Key Parties shall have the right to purchase such remaining Transfer Shares in preference to the Non-Executive Holder. To the extent that any Key Party does not exercise its right of first refusal to the full extent to purchase the remaining Transfer Shares, the Non-Executive Holder shall have the right to purchase the remaining Transfer Shares.

(e)        Closing. If any Non-Selling Shareholder elects to purchase the Transfer Shares pursuant to this Section 4.2, then the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Transfer Shares to be purchased, at a place and time agreed by the Selling Shareholder and each Non-Selling Shareholder that has elected to purchase all or part of the Transfer Shares.

(f)        For the avoidance of doubt, if any Preferred Shareholder proposes to sell or transfer, directly or indirectly, any of its Shares to its Affiliates which is not a direct competitor of any Group Company, such transfer shall not be subject to the right of refusal of the Non-Selling Shareholders under this Section 4.2.

5.         INVESTORS’ CO-SALE RIGHT.

5.1       Co-Sale Right. If any Original Shareholder (the “Selling Original Shareholder”) proposes to sell or transfer, directly or indirectly, any of its Shares to any third party other than such Affiliates agreed by Tencent and the Series A Preferred Majority, to the extent any holder of Series Pre-A Preferred Shares and any holder of Series A Preferred Shares (the “Co-Sale Right Holder”) does not exercise its respective rights of first refusal as to all of the Transfer Shares of the Selling Original Shareholder pursuant to Section 4.2, such Co-Sale Right Holder shall have the right (but not the obligations), exercisable upon delivery of a written notice to the Selling Original Shareholders, with a copy to the Company, within fifteen (15) Business Days after the expiration of the Refusal Period, to participate in the sale of any Transfer Shares to the extent of such Co- Sale Right Holder’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions indicated in the Transfer Notice. A failure by any Co-Sale Right Holder to respond within such prescribed period shall constitute a decision by such Co-Sale Right Holder not to exercise its right of co-sale as provided herein. The foregoing co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)        each Co-Sale Right Holder may sell all or any part of its Pro Rata Share of the Transfer Shares. A Co-Sale Right Holder’s “Pro Rata Co-Sale Share” of a specified quantity of Transfer Shares of any Selling Original Shareholder shall mean that number of Ordinary Shares (or that number of Preferred Shares which, if converted at the current conversion ratio, would equal that number of Ordinary Shares) which equals the specified quantity of the remaining Transfer Shares which are among the Transfer Shares that the Original Shareholders propose to sell or transfer after the full exercise of the right of first of refusal of the Non-Selling Shareholders in accordance with Section 4.2, multiplied by a fraction equal to (i) the total number of Ordinary Shares (on an a fully -diluted and as-converted basis) then held by such Co-Sale Right Holder exercising co-sale rights pursuant to this Section 5, divided by (ii) the total number of Ordinary Shares held by the Selling Original Shareholder plus the total number of Ordinary Shares then held by all Co-Sale Right Holders exercising co-sale rights pursuant to this Section 5, on a fully-diluted and as-converted basis.

(b)        each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the applicable Selling Original Shareholder, with a copy to the Company, for transfer to the prospective purchaser share certificates in respect of all Shares to be sold by such Preferred Shareholder and a transfer form signed by such Co-Sale Right Holder, which indicates:

(i)          the number of Ordinary Shares which such Co-Sale Right Holder elects to sell (on a fully diluted and as-converted basis);

(ii)          that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; or

(iii)          any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

5.2       Procedure at Closing. The share certificate or certificates that such Co-Sale Right Holder delivers to the Selling Original Shareholder pursuant to Section 5.1(b) shall be transferred to the prospective purchaser in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Original Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from a Co-Sale Right Holder exercising its rights of co-sale hereunder, the Selling Original Shareholder shall not sell any Transfer Shares to such prospective purchaser or purchasers unless and until, simultaneously with such sales, the Selling Original Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder with terms and conditions no less favorable than those specified in the Transfer Notice.

6.         ASSIGNMENT AND AMENDMENT.

6.1       Assignment. Notwithstanding anything herein to the contrary, for any transfer of Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an adherence agreement (“Adherence Agreement”). Upon the execution and delivery of an Adherence Agreement by any transferee and subject to the restrictions of transfer as set forth under the Transaction Documents (including but not limited to Section 9.1, 9.2 and 9.3 hereof), such transferee shall be deemed to be an Original Shareholder, Investor, or Holder hereunder, as appropriate. By their execution hereof, each of the parties hereto appoints the Company as its attorney-in-fact for the limited purpose of executing any Adherence Agreement which may be required to be delivered pursuant to this Section 6.1. For the avoidance of doubt, the Original Shareholders shall ensure that, unless otherwise set forth under the Transaction Documents, the transfer of the Shares of the Original Shareholders in accordance with this Agreement shall not lead to Material Adverse Effect on the Group Companies and the implementation of the Transaction Documents.

6.2       Amendment. This Agreement may only be amended with the written consent of all Parties. Any amendment effected in accordance with this Section 6.2 shall be binding upon each Party hereto and their respective successors; provided that the Company shall promptly give written notice thereof to any Party hereto that has not consented to such amendment.

6.3       Waiver of Rights. To the extent that any party seeks a waiver of rights from any other party, (i) any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Preferred Shares; (ii) any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares; and any Group Company may waive any of its rights hereunder without obtaining the consent of any other Group Company. Any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for the benefit of such waiving party.

7.         PROTECTIVE PROVISIONS.

Each Group Company shall not take any of the actions (i) listed in Part I of Exhibit A without the prior written consent of Tencent and the Series A Preferred Majority and (ii) listed in Part II of Exhibit A without the prior written consents of a majority of the directors of the Company (including the affirmative vote of the Series Pre-A Director (solely with respect to (ii), for so long as Tencent holds no less than four point eight percent (4.8%) of all Shares of the Company (on a fully-diluted and as-converted basis)). For the avoidance of doubt, for purposes of this Section 7 (including Exhibit A), all references to the “Company” shall refer to each Group Company.

For the avoidance of doubt, notwithstanding any other provision of this Agreement and other Transaction Documents, each Party hereto hereby acknowledges and agrees that no approval or consent shall be obtained for any action by any Group Company for the purpose of the performance of the Spin-Off Transaction Documents (including but not limited to the change of shareholding structure of any Group Company and any amendment to the articles and association of any Group Company), and all Preferred Shareholders shall provide necessary cooperation and assistance for the foregoing actions. Notwithstanding the foregoing, any foregoing action by any Group Company or 58 Group or any other relevant parties and/or any situation arising from the foregoing actions shall not violate any provision of any Transaction Documents. Furthermore, except those set forth under the Spin-Off Transaction Documents, without the prior written consent of Tencent and Series A Preferred Majority, the performance and implement of the Spin-Off Transaction Documents shall not derogate any rights and interests owned or anticipated by any Preferred Shareholders in the Group Companies under the applicable Transaction Documents.

8.         BOARD REPRESENTATION.

8.1       Designation Right. The Company’s Restated M&A shall provide that the Company’s Board shall consist of up to eight (8) members, which number of members shall not be changed except pursuant to an amendment to the Restated M&A.

(i)          The Founder shall be entitled to designate four (4) Directors;

(ii)          Tencent shall be entitled to designate one (1) Director (the “Series Pre-A Director”);

(iii)           Zhongwei shall be entitled to designate one (1) Director (the “Series A Director”, together with the Series Pre-A Director, the 58 Directors, collectively the “Investor Directors”, and each an “Investor Director”), provided however, upon the closing of next-round financing of the Company, (x) if the then shareholding percentage of Zhongwei and its Affiliates in the Company is the highest among all the Series A Investors, Zhongwei shall be still be entitled to appoint the foregoing Series A Director, and (y) if the then shareholding percentage of Zhongwei and its Affiliates in the Company cannot meet with the foregoing standard (x) (“Zhongwei Director Deprivation Event”), Zhongwei shall not be entitled to appoint the foregoing Series A Director concurrently with the occurrence of the Zhongwei Director Deprivation Event. Zhongwei shall procure the then Series A Director appointed by Zhongwei to resign from the board of directors of the Company concurrently with the occurrence of the foregoing event. The vacancy of the foregoing Series A Director shall be filled solely determined by the Company (either filled by the then investor who bears the highest shareholding percentage among all the Series A Investors or cancelled by the Company in which case the total number of the board of directors of the Company shall be decreased accordingly);

(iv)          58 shall be entitled to designate two (2) Directors (collectively the “58 Directors”, and each a “58 Director”).

Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same shareholder or shareholders who nominated and elected such Director.

The chairman of the Board shall be such Director appointed by the Founder.

Each of AMTD and Huaxin shall be entitled to respectively appoint an observer to the Board of the Company in a non-voting observer capacity.

8.2       Board Quorum; Meetings, etc. The quorum (which shall exist at the time of the voting as well as the attendance of the Board meeting) of the meetings of the Board shall be five (5) directors, including the presence, in Person or by telephone, electronic or other means of communication, of Series Pre-A Director (for so long as Tencent holds no less than four point eight percent (4.8%) of all Shares of the Company (on a fully-diluted and as-converted basis)). Minutes of Board meetings shall be sent to all directors as soon as possible after the relevant meeting. The Company shall hold Board meetings at least once a quarter.

8.3       Director Expenses. The Company shall reimburse each Investor Directors for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings.

9.         COVENANTS.

9.1       Restrictions on Transfers with Respect to the Original Shareholders. Subject to Sections 4 and 5, each Original Shareholder agrees that, prior to the Qualified IPO, without the prior written consent of Tencent and Series A Preferred Majority, each of the Key Parties and the Non-Executive Holder shall not, directly or indirectly, sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of its Shares in the Company or any of other Group Companies. The Key Parties shall ensure CHANG Ligang  (常利刚) not to, without the prior written consent of Tencent and Series A Preferred Majority, directly or indirectly, sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of its shares or equity securities in the Non-Executive Holder.

Notwithstanding anything to the contrary contained herein, the transfer restriction regarding the Original Shareholders under this Section 9.1, Section 4, Section 5 and other provisions under the Transaction Documents shall not apply to (a) transfer of the Shares now or hereafter directly or indirectly held by each Original Shareholder, to the children or spouse of such Original Shareholder, or to trusts for the benefit of such Person or such Original Shareholder, for bona fide estate planning purposes; and (b) any sale or transfer of any Shares of the Company held by the Non-Executive Holder to any Key Party or any Person designated by the Founder who works for any Group Companies (such Person shall be approved by Tencent and the Series A Preferred Majority) (each transferee pursuant to the foregoing subsections (a) and (b), a “Permitted Transferee”).

9.2       Restrictions on Transfers with Respect to Investors. Unless otherwise prohibited by the applicable laws or regulations and/or as set forth under the applicable Transaction Documents, each of the Investors shall be entitled to sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of its Shares in the Company or any of other Group Companies to any third party.

Notwithstanding the foregoing, none of the Series A Investors and the Series Angel Investor shall sell, transfer, pledge, encumber, hypothecate or otherwise dispose of any of its Shares to any entity (in each following case shall also include the Affiliates of such entity):

(i)          which engages or carries out any Competitive Business, provided however that the foregoing entities shall be limited to the entities as listed by the Board and approved by Tencent and Series A Preferred Majority (“Company Competitor List”); for the avoidance of doubt, the Company Competitor List may be updated as approved by the Series A Preferred Majority at most once every eight (8) months and shall be delivered to the Investors within three (3) Business Days from (but excluding) the date when such Company Competitor List is approved in accordance with the foregoing mechanism; and/or

(ii)          which involves negative events and the shares holding of such entity may cause material negative effects on the reputation of Group Companies (taken as a whole) or the interests of Group Companies and, the Shareholders of the Company, unless otherwise agreed by the Majority Directors.

9.3       Tencent Restrictive Transactions. For so long as Tencent holds any Preferred Share of the Company, without the prior written consent of Tencent, each of the Original Shareholders,

the Series A Investors and the Series Angel Investor shall not, and the Original Shareholders shall cause the future shareholders (including the future investor shareholders, if any) not to,

(i)          approve, agree or carry out any share transfer or Trade Sale Event (as defined in the Restated M&A) involving Tencent Restricted Person directly or indirectly (including but without limitation to the transfer or issuance of shares in the level of each shareholder of the Company); and

(ii)          approve or agree to issue any Shares or other security convertible into or exercisable for any Shares by any of the Group Companies to any Tencent Restricted Persons.

9.4       Non-Competition Obligations.

The Founder undertakes that for so long as he holds any equity interest directly or indirectly in, or is employed by (whether by employment relationship or service relationship), or serves as a director of, any of the Group Companies (the “Affiliation Relationship”), whichever period is longer, and within two (2) years after the termination of such Affiliation Relationship (together with the period during the Affiliation Relationship, the “Restriction Period”):

(a)        The non-competition obligations of 58 Group which is Controlled by the Founder shall be limited to the obligations of non-competition as set forth under Section 2.6 of the Spin-off Framework Agreement. The Founder hereby acknowledges and agrees to cause 58 Group to comply with the covenants under the Acknowledgement Letter.

(b)        With respect to the Founder and the other entities Controlled by the Founder (other than the 58 Group), the Founder shall not, and the Company shall cause the Founder not to:

(i)          Carry out any Competitive Business directly or indirectly;

(ii)          directly or indirectly hold a controlling or minority stake in any entity that engage any Competitive Business; provided that nothing herein shall prohibit (x) the Founder from acquiring or holding certain shares of any entity whose equity securities are traded on a national or regional stock exchange so long as the Founder’s ownership represents less than one percent (1%) of such entity’s equity securities on a fully diluted basis; and/or (y) the Founder from investing any entity as a financial investor or holding less than ten percent (10%) of any entity’s equity securities on a fully diluted basis in a non-controlling method, without providing any substantial commercial support in any method other than the role of the financial investor itself, provided,  further, that each foregoing scenario of (x) and/or (y) shall be disclosed to the Investors in writing;

(iii)          conduct any action that could harm the lawful rights and interests of any of the Group Companies (including soliciting or enticing away in any manner any Person who is a customer or client or employee of any Group Company, unless otherwise for the benefits of the Group Companies and approved by the Majority Directors);

For the avoidance of doubt, the scope of the Competitive Business under this Agreement shall be subject to further adjustments in accordance with the change of the Business of the Group Companies (the “Adjusted Business of Group Companies” and such change of the Business of the Group Companies, referred to as “Adjustments”).

In case that such Adjusted Business of Group Companies is in competition with (x) the business the Key Parties have engaged or carried out before such Adjustments (“Adjusted Competitive Business”) and/or (y) the business of any entity in which the Key Parties hold a controlling or minority stake (“Adjusted Competitive Entities”), unless otherwise approved by the Majority Directors in writing, the Key Parties shall transfer their interests in such Adjusted Competitive Business and such Adjusted Competitive Entities (collectively, the “Adjusted Competitive Interests”) to the Group Companies with a fair market value accepted by Tencent and the Series A Preferred Majority. In the event that the Founder and Tencent and the Series A Preferred Majority cannot reach consensus regarding the transfer price of such Adjusted Competitive Interests, after the consent of the Majority Directors, a reputable appraisal institution jointly selected by the Key Parties and the Majority Directors shall appraise such Adjusted Competitive Interests and the appraisal results shall be the basis for calculating the transfer price of Adjusted Competitive Interests. If the foregoing appraisal results cannot be accepted by the Majority Directors, the Key Parties shall not be obligated to transfer the Adjusted Competitive Interests to the Group Companies, provided that the holding of such Adjusted Competitive Interests shall not cause any adverse effects to the IPO of the Group Companies (including but not limited the Key Parties shall not control such Adjusted Competitive Interests). In case any violation of the foregoing, the Key Parties shall spare reasonable efforts to eliminate such adverse effects (including but not limited to the transfer of such Adjusted Competitive Interests to any non-related third parties if requested by the Company (as determined by the Majority Directors) in writing).

If Tencent and/or its Affiliates have invested or intend to invest in any entity which engage or carry out any Competitive Business (“Tencent Investment Entities”) and Tencent agrees the investment by the Key Parties and/or the Controlled entities by the Key Parties (other than 58 Group) in such Tencent Investment Entities (for the avoidance of doubt, the signing of relevant resolutions of such Tencent Investment Entities by Tencent and/or its Affiliates and/or the director(s) appointed by Tencent and/or its Affiliates in such Tencent Investment Entities shall not be deemed as the consent under this paragraph), then Tencent acknowledges and agrees the waiver of non-competition obligations of the Key Parties and/or the Controlled entities by the Key Parties (other than 58 Group) solely with respect to the foregoing approved investment by the Key Parties and/or the Controlled entities by the Key Parties (other than 58 Group) in such Tencent Investment Entities.

In case that the Group Companies have officially initiated the preparations for an IPO, the Key Parties hereby agree that, in accordance with the applicable laws, regulations and other requirements of the competent Governmental Authorities and without the substantial violation of the applicable regulating rules and statutory or contractual obligations, in order to eliminate any legal impediments for the IPO of the Group Company, they shall spare all reasonable efforts to cause the Controlled entities by the Key Parties to settle or dispose the Competitive Business (if any and if applicable) in such reasonable manners.

9.5       ESOP.

(a)        As soon as practicable after the date hereof, the Board shall establish and adopt an employee share option plan (the “ESOP”) and formulate the relevant agreements

(including the share option award agreement) and up to a total of 250,013,276 Ordinary Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions), representing approximately 10.9495% of the Company’s issued share capital immediately after the date hereof (on a fully diluted and as-converted basis) shall be reserved for issuance of share options pursuant to the terms and conditions under the ESOP.

(b)        The power and authority to administer the ESOP and grant any option thereunder shall be vested to the Board and any decision of the Board with respect to the administration of the ESOP or grant of any option (including but not limited to the list of ESOP grantees, vesting schedule, grant amount and exercise price) thereunder shall be approved by the Majority Directors (including the Series Pre-A Director (for so long as Tencent holds no less than four point eight percent (4.8%) of all Shares of the Company (on a fully-diluted and as-converted basis)).

(c)        Each of the Preferred Shareholders agreed that he will cooperate with the Key Parties and the Board on the reasonable change of the ESOP.

(d)        The Company undertakes that without the prior written consent of Preferred Majority (including Tencent), the shareholding percentage of any Preferred Shareholder shall not be diluted as a result of the establishment and administration of the ESOP.

9.6       Each Party hereby acknowledges and covenants on a several but not joint basis that:

(i)          (solely with respect to the non-natural Person) it is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is currently being conducted;

(ii)          such Party has full power and authority to enter into, execute and deliver this Agreement, each other Transaction Document to which it is or shall be made a party and to perform its obligations hereunder and thereunder; this Agreement has been, and each Transaction Document to which such Party is a party has been or will be, duly executed and delivered by such Party and constitutes (or, when executed and delivered in accordance herewith will constitute), the legal, valid and binding obligations of such Party, enforceable against it in accordance with their respective terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

(iii)          the execution and delivery by such Party of this Agreement and each other Transaction Document to which it is or shall be a party and the performance by such Party of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part;

(iv)           none of the execution and the delivery of this Agreement and the other Transaction Documents to which such Party is a party or shall be made a party, nor the consummation of the relevant transaction under any Transaction Documents, will (x) violate any provision of the organizational documents of such Party or violate any law or order of any Governmental Authority to which such Party is subject, or (y) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which such Party is a party or by which such Preferred Shareholder is bound or to which any of such Party’s assets are subject;

(v)          (solely with respect to such Party or its applicable Affiliate) the restructuring mechanism to give the effect that such Party (or its applicable Affiliate) hold the applicable Shares in the Company shall not lead to, and the Warrantors shall spare all commercially reasonable efforts to cause the restructuring mechanism to give the effect that any Party hold the applicable Shares in the Company will not lead to, any material adverse effect on the IPO of the Group Companies.

9.7       Notwithstanding any other provisions of this Agreement and other Transaction Documents, the Parties hereto recognize and accept (i) all the Spin-off Transaction Documents;

(ii) any action by any Group Company (whether existed or to be made after the date hereof) for the performance and execution of the Spin-off Transaction Documents; (iii) any documents signed or to be signed by any Group Company for the performance and execution of the Spin-off Transaction Documents.

Each Party hereby acknowledges, agrees and ratifies that no approval or consent shall be obtained for any action or signing any documents by any Group Company for the purpose of the performance and execution of the Spin-Off Transaction Documents, and the exercise of relevant rights and preferences by the Group Companies, the 58 Group and other relevant parties shall not be subject to any restrictions under the Transaction Documents and each Preferred Shareholder shall not enjoy any rights other than necessary information rights of Tencent under Section 2.1(b) with respect to the foregoing unless such action or inaction with respect to the foregoing adversely affect the rights of the Preferred Shareholders under this Agreement. Notwithstanding the foregoing, any foregoing action by any Group Company or 58 Group or any other relevant parties and/or any situation arising from the foregoing actions shall not violate any provision of any Transaction Documents. Furthermore, except those set forth under the Spin-Off Transaction Documents, without the prior written consent of Tencent and Series A Preferred Majority, the performance and implement of the Spin-Off Transaction Documents shall not derogate any rights and interests owned or reasonably anticipated to be owned by any Preferred Shareholders in the Group Companies under the applicable Transaction Documents.

9.8       Notwithstanding anything contrary under this Agreement and any other Transaction Documents, in case at any time after the date hereof, Tencent holds less than one third (1/3) of all Series Pre-A Preferred Shares of the Company (on a fully-diluted and as-converted basis) as of the date hereof ( “Tencent Veto Rights Deprivation Event”), the veto rights and any rights of consent of Tencent and 林芝腾讯科技有限公司and their respective Affiliates under any Transaction Document shall be void and cancelled automatically concurrently with the occurrence of such Tencent Veto Rights Deprivation Event.

9.9       The Key Parties and the Group Companies hereby acknowledge and covenant that, unless otherwise set forth under this Agreement and other Transaction Documents (including but not limited to such obligations, representations, warranties, covenants and undertakings solely for and/or applied to the Group Companies), the obligations, representations, warranties, covenants and undertakings of the Key Parties and the Group Companies under this Agreement are on a joint and several basis.

10.       CONFIDENTIALITY AND NON-DISCLOSURE.

10.1     Disclosure of Terms.

(a)        Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Documents, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below. Each of the Preferred Shareholders agrees with the Company that such Preferred Shareholder will keep confidential and will not disclose or divulge, any information which such Preferred Shareholder obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or communications between the Company and such Preferred Shareholder, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Preferred Shareholder, or unless the Company gives its written consent to the such Preferred Shareholder’s release of the information.

(b)        The confidentiality obligations set out in this Section 10 do not apply to:

(i)          information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 10 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii)          information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority;

(iii)          the disclosure of information by any director of the Company to its appointer or any of its affiliate or otherwise in accordance with the foregoing provisions of this Section 10; or

(iv)          (for the purpose of the performance of this Agreement) the disclosure of information to each Party’s Affiliates and the senior management personnel, directors, employees, partners, members, shareholders, agents, representatives, auditors and legal counsels of such Party or its Affiliates, provided that the foregoing Person shall also bear the confidentiality obligations hereof, and the disclosing party shall be liable for any breach of the confidentiality obligations by such foregoing Person.

10.2     Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities laws and regulations) to disclose the existence of this Agreement or any Terms in contravention of the provisions of this Section 10, such party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a  protective  order,  confidential  treatment  or  other  appropriate  remedy.         In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

11.       MISCELLANEOUS.

11.1     Governing Law. This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

11.2     Successors and Assigns. Unless otherwise set forth under this Agreement, none of the Parties may assign its rights or delegate or transfer its obligations under this Agreement without the written consent of the other Parties, provided,  however, that subject to Section 9.2 hereof, (i) this Agreement and the rights and obligations herein may be assigned or transferred by any Investor to any Affiliate of such Investor without the consent of the other Parties, (ii) this Agreement and the rights and obligations herein may be assigned or transferred by any Investor to any Person that is the transferee of the applicable Preferred Shares and/or Warrant of such Investor without the consent of the other Parties. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such provisions. Each transferee, successors, or assignee of any Investor shall become a party of this Agreement by executing and delivering to the Company an Adherence Agreement.

11.3     Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

11.4     Entire Agreement. This Agreement and any other Transaction Documents, together with all the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof; provided,  however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms. The Prior SHA, is hereby terminated, effective upon the execution of this Agreement by all the Parties hereto. Parties under the Prior SHA further acknowledge that all provisions of, rights granted and covenants made in the Prior SHA are hereby replaced and superseded in their entirety and shall have no further force and effect.

11.5     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; (c) when sent by electronic mail at the address set forth in

Exhibit B, on the same day that it was sent if such day is a Business Day and if it was sent during normal business hours of the recipient, otherwise on the next business day, and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient; or (d) three

(3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given in Exhibit B, or designate additional addresses, for purposes of this Section 11.5, by giving the other party written notice of the new address in the manner set forth above.

11.6     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the parties shall be cumulative and not alternative.

11.7     Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.8     Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by electronic PDF or facsimile transmission, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

11.9     Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

11.10   Adjustment for Share Splits, etc. Whenever in this Agreement there is a reference to a specific number or percentage of the Preferred Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.11   Pronouns and etc. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise,

(c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, and (e) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated.

11.12   Indemnity and Dispute Resolution.

(a)        Without limiting the provision under Section 9.9, if any Party fails to perform any of its obligations (including its covenants) under this Agreement and/or breaches any agreement or covenant under this Agreement, it shall indemnify and hold harmless of any other Parties for and against any and all damages (including without limitation any consequential, incidental and/or punitive damages) caused thereby. This Section 11.12 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights in according with this Agreement or seek other legal remedies according to applicable law for monetary compensation by any non-defaulting Party.

(b)        Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.

(c)        Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above and within thirty (30) days after the commencing of the negotiation as set forth in subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the ICC Rules; and (ii) the language of the arbitration shall be English. Notwithstanding anything in this Agreement or in the ICC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against the Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of the Investor or any of its Affiliates to conduct its respective business operations or to make or dispose of any other investments. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.13   Shareholders Agreement to Prevail. The Restated M&A shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement, including without limitation, each section under the Schedule A as attached to the Restated M&A. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated M&A, the terms of this Agreement shall prevail. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated M&A so as to eliminate such inconsistency.

11.14   Series A Warrant Shares. Notwithstanding any provision contained in this Agreement to the contrary, with respect to any holder of Series A Warrant Shares, who exercises its respective rights and privileges, including without limitation, the rights and privileges under Section 4.1, Section 4.2, Section 5, Section 7 and each section under the Schedule A as attached to the Restated M&A, in accordance with the Transaction Documents before the exercise of the applicable Warrant and issuance of the respective Series A Warrant Shares, all the Warrantors agree to use its reasonably best endeavours to take or cause to be taken, to do or cause to be done, all necessary actions and to execute or cause to be executed such further instruments, and to assist and cooperate with such holder of Series A Warrant Shares, such that such rights and privileges so exercised by such holder of Series A Warrant Shares are fulfilled in such manner the effect of which is substantially the same with the fulfillment of the same kind rights and privileges of any other Preferred Shareholders.

11.15   Termination of Rights. The preferred rights of the Preferred Shareholders under this Agreement, Schedule A of the Restated M&A and other Transaction Documents, except for obligations set forth in Sections 1, 3, 6, 10, 11, shall terminate on the closing of a Qualified IPO, provided that if such rights of the Preferred Shareholders are required to be terminated by the competent Governmental Authority before the closing of a Qualified IPO, such rights and privileges of the Preferred Shareholders shall be terminated in accordance with such timeframe as required or demanded by the competent Governmental Authority. If for the purpose of a Qualified IPO and as approved by Preferred Majority, the Group Companies are required or advised by their counsel to conduct a reorganization, the Preferred Shareholders may elect to waive any or all of its preferred or special rights hereunder, effective as of the completion of such reorganization; provided that, in the event that the Qualified IPO does not occur within twelve (12) months after the completion of such reorganization or the filing for the Qualified IPO was rejected by the competent Governmental Authority or withdrawn by the Company at any time following such filing, all the rights and privileges of the Preferred Shareholders contained herein shall be reinstated automatically as if they had never been terminated and each of the Group Companies and the Key Parties shall take all such actions as necessary or desirable to reflect and facilitate such reinstatement, including without limitation (i) causing the Company to amend the Restated M&A, and (ii) entering into agreements containing substantially the same terms and conditions hereof. Notwithstanding the foregoing, the preferred rights of the Series Pre-A Investor under any Transaction Document shall be terminated in such manner agreed by the Company and the Series Pre-A Investor.

11.16   Further AssurancesUpon the terms and subject to the conditions herein, each of the Parties agrees to use its reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

Golden Pacer

[company seal is affixed]

By:	/s/ YAO Jinbo
Name:	YAO Jinbo (姚劲波)
Title:	Director

THE HK COMPANY:

Golden Hawk Limited

[company seal is affixed]

By:	/s/ YAO Jinbo
Name:	YAO Jinbo (姚劲波)
Title:	Director

WFOE:

Tianjin Wuba Shuke Information Technology Co., Ltd. (天津五八数科信息技术有限公司)

[company seal is affixed]

By:	/s/ CHANG Ligang
Name:	CHANG Ligang (常利刚)
Title:	Legal Representative

DOMESTIC COMPANIES:

Tianjin Wuba Rongxin Information Technology Co., Ltd. (天津五八融鑫信息技术有限公司)

[company seal is affixed]

By:	/s/ CHANG Ligang
Name:	CHANG Ligang (常利刚)
Title:	Legal Representative

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOMESTIC COMPANIES:

Tianjin Wuba Jinfu Co., Ltd. (天津五八金服有限公司)

[company seal is affixed]

By:	/s/ YAO Jinbo
Name:	YAO Jinbo (姚劲波)
Title:	Legal Representative

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE FOUNDER HOLDCO:

Golden Rhapsody Limited

[company seal is affixed]

By:	/s/ YAO Jinbo
Name:	YAO Jinbo (姚劲波)
Title:	Director

THE FOUNDER:

/s/ YAO Jinbo
Name:	YAO Jinbo (姚劲波)

THE Non-Executive Holder:

Golden Rockets L.P.

/s/ YAO Jinbo
Name:	YAO Jinbo (姚劲波)
Authorised Signatory

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES ANGEL INVESTOR:

58.com Inc.

By:	/s/ YAO Jinbo

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES PRE-A INVESTOR:

Tencent Mobility Limited

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

宁波梅山保税港区众兴卓悦股权投资
合伙企业（有限合伙）(seal)

/s/ [company seal is affixed]

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

宁波梅山保税港区启源红树投资合伙企业（有限合
伙）(seal)

[company seal is affixed]

By:	/s/ Guo Kai

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

宁波梅山保税港区沣源弘瑞投资管理合伙企业
(有限合伙）(seal)

[company seal is affixed]

By:	/s/ Wang Lan

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

宁波软银稳定成长投资合伙企业（有限合伙）(seal)

[company seal is affixed]

By:	/s/ Chauncey Shey

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

珠海横琴嘉睿华新投资合伙企业（有限合伙）(seal)

/s/ [company seal is affixed]

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

珠海横琴旭睿华新投资合伙企业（有限合伙）(seal)

/s/ [company seal is affixed]

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

珠海横琴健坤华新股权投资基金（有限合伙）(seal)

/s/ [company seal is affixed]

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

China TH Capital Limited

By:	/s/ Song Liangjing
Authorized Signatory

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-1 INVESTORS:

共青城凯昌投资管理合伙企业（有限合伙）(seal)

[company seal is affixed]

By:	/s/ Liao Weifang

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-2 INVESTORS:

Z FINTECH INVESTMENT LIMITED

By:	/s/ Cheung Wing Hon
Title:	Authorized Signatory
Name:	Cheung Wing Hon

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-2 INVESTORS:

嘉兴宜朗坤瑞投资管理合伙企业（有限合伙）(seal)

[company seal is affixed]

By:	/s/ Feng Yuning

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-2 INVESTORS:

苏州极创金源创业投资合伙企业（有限合伙）(seal)

[company seal is affixed]

By:	/s/ Feng Deng
Name:	Feng Deng

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-2 INVESTORS:

宿迁千山益阳投资管理合伙企业（有限合伙）(seal)

[company seal is affixed]

By:	/s/ Wang Chao

[Signature Page to the Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE SERIES A-2 INVESTORS:

AMTD Fintech Investment Limited

By:	/s/ Wong Yui Keung Marcellus
Title:	Director
Name:	Wong Yui Keung Marcellus

[Signature Page to the Amended and Restated Shareholders Agreement]

Schedule A-1

Series Angel Investor

1.	58.com Inc., a company established under the laws of Cayman Island, whose registered address is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands (“58”).

Schedule A-2

Series Pre-A Investor

1.	Tencent Mobility Limited, a company established under the laws of Hong Kong, whose registered address is at 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong (“Tencent”).

Schedule A-3

Series A-1 Investors

1.   宁波梅山保税港区众兴卓悦股权投资合伙企业（有限合伙）

2.   宁波梅山保税港区启源红树投资合伙企业（有限合伙）

3.   宁波梅山保税港区沣源弘瑞投资管理合伙企业（有限合伙）

4.   宁波软银稳定成长投资合伙企业（有限合伙）

5.   珠海横琴嘉睿华新投资合伙企业（有限合伙）

6.   珠海横琴旭睿华新投资合伙企业（有限合伙）

7.   珠海横琴健坤华新股权投资基金（有限合伙）（together with 珠海横琴嘉睿华新投资合伙企业（有限合伙）and 珠海横琴旭睿华新投资合伙企业（有限合伙）, the “Huaxin”）

8.   共青城凯昌投资管理合伙企业（有限合伙）

9.   China TH Capital Limited, a company established under the laws of British Virgin Islands, whose registered address is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“TH Capital”).

Schedule A-4

Series A-2 Investors

1.   Z FINTECH INVESTMENT LIMITED, a company established under the laws of British Virgin Islands, whose registered address is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Z INVESTMENT” or “Zhongwei”).

2.   AMTD Fintech Investment Limited，a company established under the laws of Hong Kong, whose registered address is at 23/F-25/F, Nexxus Building, 41 Connaught Road Central, Hong Kong (“AMTD”).

3.   嘉兴宜朗坤瑞投资管理合伙企业（有限合伙）

4.   苏州极创金源创业投资合伙企业（有限合伙） 宿迁千山益阳投资管理合伙企业（有限合伙

Annex A

Definitions

“58 Group” shall mean 58. com Inc. and its Subsidiaries and other entities Controlled by 58. com Inc.

“Acknowledgement Letter” shall mean the acknowledgement letter issued by 58.com Inc. to Wuba Jinfu and 林芝腾讯科技有限公司 as of May 23, 2018.

“Adherence Agreement” has the meaning ascribed to it in Section 6.1 of this Agreement.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, in the case of a natural Person, shall include such Person’s spouse, parents, adult children and their respective spouse, siblings and their respective spouse.

“Agreement” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Board” shall mean the board of directors of the Company.

“Business” shall mean the business of financing lease (融资租赁), micro-credit and mirco- lending (小额信贷), internet lending information intermediary (网络借贷信息中介), insurance (including but not limited to insurance agency, insurance sales and insurance assessment) ( 保 险业务(包括但不限于保险代理销售业务和保险公估业务)) and information diversion platform

(信息导流平台).

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in the United States, the Hong Kong Special Administrative Region or the PRC.

“Charter Documents” shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Claim Notice” has the meaning ascribed to it in Section 3.8(c) of this Agreement.

“Company” has the meaning ascribed to it in introductory paragraph A. of this Agreement.

“Competitive Business” shall mean any business which is the same with or is similar with or is in competition with the Business of the Group Companies, subject to any adjustments in accordance with this Agreement (including but not limited to Section 9.4 hereof and the Adjusted Competitive Business).

“Control”, of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of shares, voting securities, by contract or trust or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of directors holding a majority of the votes of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

“Conversion Shares” shall mean Ordinary Shares issuable or issued upon conversion of the Preferred Shares.

“Director” shall mean a member of the board of directors of the Company. “Disclosing Party” has the meaning ascribed to it in Section 10.2 of this Agreement.

“Domestic Company” or “Domestic Companies” is defined in the introductory paragraph

E. of this Agreement.

“ESOP” has the meaning ascribed to it in Section 9.5 of this Agreement.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

“Final Prospectus” has the meaning ascribed to it in Section 3.8(d) of this Agreement.

“First Participation Notice” has the meaning ascribed to it in Section 4.1(d)(i) of this

Agreement.

“Form F-3” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Form S-3” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Founder Holdco” is defined in the introductory paragraph G. of this Agreement.

“Governmental Authority” shall mean any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Companies” shall mean Company, the HK Company, the WFOE, the PRC Companies and each Person (except individuals) Controlled by the Company and their respective Subsidiaries from time to time (each a “Group Company”), unless the text specifically indicates otherwise. For the avoidance of doubt, the Group Companies shall include but not limited to 天津

五八金服有限公司、成都银信宝信息技术有限公司、长沙五八同城信息技术有限公司、北京五八钱柜信息技术有限公司、成都银宝信诚信息技术有限公司、北京五八满鑫信息技术有限公司、天津五八融鑫信息技术有限公司、湖南五八金融服务有限公司、长沙五八小额贷款有限责任公司、伍捌（深圳）融资租赁有限公司、五八置业（成都）有限公司、成都华诚银宝保险公估有限公司、成都优快保网络科技有限公司、保得利（北京）科技有限公司、帮帮保险销售有限公司和攸县五八微服务鑫互联网金融信息有限公司.

“Holder” has the meaning ascribed to it in Section 3.2(d) of this Agreement. “HK Company” is defined in the introductory paragraph B. of this Agreement.

“ICC Rules” has the meaning ascribed to it in Section 11.12 (b) of this Agreement.

“Initiating Holders” has the meaning ascribed to it in Section 3.3(b) of this Agreement.

“Key Party” or “Key Parties” have the meaning ascribed to it in introductory paragraph G. of this Agreement.

“Material Adverse Effect” means (i) a material adverse effect on the business, validly existing, properties, assets, employees, operations, results of operations, condition, liabilities, financial condition, prospects, property or results of operations of the Company or any other Group Company, which has or has sufficient evidence to suggest that will result the total loss of Group Companies exceed thirty percent (30%) of its consolidated net assets, or result in a decrease of total operating income of the Group Companies exceeded thirty percent (30%) of the total operating income of the current year predicted by the Founder; (ii) a material adverse effect on the licenses or the methods of the operation of the Business of Group Companies, which has or has sufficient evidence to suggest that will result in a reduction of the total operating income of Group Companies exceed thirty percent (30%) of the total operating income of Group Companies in the previous year, or the operation of a single or multiple main business categories may be terminated more than three (3) consecutive months or cannot sustain for more than three (3) consecutive months, the revenue of such single or multiple main business categories exceeds thirty percent (30%) of total operating income of all Group Companies in the previous year or the revenue of which predicted by the Founder may exceed thirty percent (30%) of total operating income of all Group Companies in current year; or (iii) a material impairment of the ability of the Company, any other Group Company to perform the material obligations of such Person hereunder or under any other Transaction Documents.

“Majority Directors” shall mean more than two-thirds (2/3) of all Directors of the Company.

“New Securities” has the meaning ascribed to it in Section 4.1(c) of this Agreement.

“Non-Disclosing Parties” has the meaning ascribed to it in Section 11.2 of this Agreement.

“Non-Executive Holder” is defined in introductory paragraph H. of this Agreement.

“Non-Selling Shareholder” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“on a fully-diluted and as-converted basis” shall mean assuming the conversion, exercise and exchange of all securities (including without limitation the Preferred Shares, Warrants, options under the ESOP), directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares.

“Onshore Capital Increase Agreements” shall mean (i) the capital increase agreement by and among 林芝腾讯科技有限公司, the Founder, Wuba Jinfu and certain other parties dated as of May 23, 2018 (the “Onshore Pre-A Capital Increase Agreement”); (ii) the capital increase agreement by and among the Series A-1 Investors, the Founder, Wuba Jinfu and certain other parties dated as of September 10, 2018 (the “Onshore A-1 Capital Increase Agreement”); and (iii) the capital increase agreement by and among the Founder, Wuba Jinfu, certain Series A-2 Investors and certain other parties dated as of April 16, 2019 (the “Onshore A-2 Capital Increase Agreement”).

“Ordinary Shareholders” shall mean the holders of the Ordinary Shares (excluding the Ordinary Shares converted from the Preferred Shares) of the Company.

“Ordinary Shares” shall mean the ordinary shares of the Company, par value US$0.00001 per share.

“Original Shareholder(s)” is defined in introductory paragraph H. of this Agreement.

“Participation Rights Holder” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Party” or “Parties” is defined in the introductory paragraph of this Agreement.

“PDF” shall mean Portable Document Format.

“Permitted Transferee” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” shall mean the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Companies” and “PRC Company” are defined in introductory paragraph D. of this Agreement.

“PRC GAAP” shall mean the generally accepted accounting principles in the PRC.

“Preferred Majority” shall mean holders representing more than fifty percent (50%) of the Series Pre-A Preferred Shares, the Series A Preferred Shares and the Series A Warrant Shares (on a fully-diluted and as-exercised basis) then outstanding, voting as a single class on an as converted basis.

“Preferred Shares” shall mean the Company’s Series Angel Preferred Shares, Series Pre- A Preferred Shares, Series A Preferred Shares and/or other preferred shares of the company that may be issued from time to time. For the avoidance of doubt and only for the purpose of this Agreement, the Preferred Shares shall include the Series A Warrant Shares.

“Preferred Shareholders” shall mean the holders of the Preferred Shares of the Company.

“Pro Rata Co-Sale Share” has the meaning ascribed to it in Section 5.1(a) of this Agreement.

“Pro Rata Share” has the meaning ascribed to it in Section 4.1(b) of this Agreement.

“Qualified IPO” shall mean a public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) registered under the Securities Act and with net proceeds (excluding underwriting discounts, commissions and stock transfer taxes applicable to a sale of securities) to the Company of at least RMB 1,000,000,000 and an implied, pre-money valuation of RMB 15,000,000,000 or more, or in a similar public offering of Ordinary Shares in a jurisdiction and on an internationally recognized securities exchange approved by Tencent and the Series A Preferred Majority.

“Registrable Securities” has the meaning ascribed to it in Section 3.2(b) of this Agreement.

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 3.2(c) of this Agreement.

“Restated M&A” shall mean the Second Amended and Restated Memorandum and Articles of Association of the Company in the form attached as Exhibit A to the Share Purchase Agreement, as amended from time to time.

“Request Notice” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Request Securities” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Restructuring Agreements” shall mean all of the agreements and documents signed or to be signed by the WFOE, each Domestic Company and/or its respective shareholders on or prior to the date hereof, whereby substantially all of the Domestic Companies’ business operations shall be controlled by the WFOE and substantially all of the income generated by the Domestic Companies shall be transferred to the WFOE to the extent permitted by the applicable laws.

“Right of Participation” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Rights Participants” has the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Participation Notice” has the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Second Participation Period” has the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Series A Director” has the meaning ascribed to it in Section 8.1 of this Agreement.

“Series A Financing” shall mean any series A financing of the Group Companies (taken as a whole),  with a pre-money valuation of no more than RMB10,000,000,000 (or its US$ equivalents).

“Series A Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the Series A Preferred Shares (on a fully-diluted and as-exercised basis) then outstanding, voting as a single class on an as converted basis.

“Series A Preferred Shares” shall mean the Series A-1 Preferred Shares, Series A-2 Preferred Shares and any Preferred Shares issued by the Company in Series A Financing of the Company, par value US$0.00001 per share. For the avoidance of doubt and only for the purpose of this Agreement, the Series A Preferred Shares shall include the Series A Warrant Shares.

“Series A Warrant Shares” shall mean the Series A-1 Warrant Shares and the Series A- 2 Warrant Shares.

“Series A-1 Preferred Shares” shall mean the series A-1 preferred shares of US$0.00001 par value per share in the capital of the Company. For the avoidance of doubt and only for the purpose of this Agreement, the Series A-1 Preferred Shares shall include the Series A-1 Warrant Shares.

“Series A-1 Warrant Shares” shall mean the Series A-1 Preferred Shares issued upon the exercise of the applicable Series A-1 Warrant.

“Series A-2 Preferred Shares” shall mean the series A-2 preferred shares of US$0.00001 par value per share in the capital of the Company. For the avoidance of doubt and only for the purpose of this Agreement, the Series A-2 Preferred Shares shall include the Series A-2 Warrant Shares.

“Series A-2 Warrant Shares” shall mean the Series A-2 Preferred Shares issued upon the exercise of the applicable Series A-2 Warrant.

“Series Angel Preferred Majority” shall mean the holders representing more than fifty percent (50%) of the Series Angel Preferred Shares (on an as-exercised basis) then outstanding, voting as a single class on an as converted basis.

“Series Angel Preferred Shares” shall mean the Series Angel Preferred Shares, par value US$0.00001 per share.

“Shareholders” shall mean the Ordinary Shareholders and the Preferred Shareholders (each a “Shareholder”), unless the text specifically indicate otherwise.

“Share Purchase Agreement(s)” has the meaning ascribed to it in the recitals of this Agreement.

“Shares” shall mean all Preferred Shares and all Ordinary Shares now owned or subsequently acquired by any shareholder. For the avoidance of doubt and only for the purpose of this Agreement, the Shares shall include the Series A Warrant Shares.

“Spin-off Consideration” shall mean any considerations paid by any Group Company to 58 Group pursuant to the Spin-off Transaction Documents.

“Spin-off Framework Agreement” shall mean (i) the “业务合作和权益安排之框架协议” dated as of September 2017 by and among Wuba Jinfu, the Founder, YANG Ning (杨宁) and 58.com Inc.; (ii) the supplemental agreement to the foregoing 业务合作和权益安排之框架协议” dated as of December 2017; and (iii) the supplemental agreement to the foregoing 业务合作和权益安排之框架协议” dated as of September 12, 2019.

“Spin-off Transaction Documents” shall mean Spin-off Framework Agreement, the exhibits attached to the Spin-off Framework Agreement and any other documents and agreements entered into for the purpose of the transactions contemplated under the Framework Agreement before the date hereof and disclosed to the Investors.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with applicable accounting standards, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.

“Tencent Restricted Person” shall mean such entity as listed in Exhibit C hereof and such list cannot be changed without the prior written consent of Tencent and the Board.

“Terms” has the meaning ascribed to it in Section 10.1 of this Agreement.

“Transaction Documents” shall mean this Agreement, the Share Purchase Agreements, the Warrants, the Restated M&A, the Onshore Capital Increase Agreements, the Restructuring Agreements, the exhibits attached to any of the foregoing and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby.

“Transfer Notice” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Transfer Shares” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“U.S. GAAP” shall mean the generally accepted accounting principles in the United States.

“Violation” has the meaning ascribed to it in Section 3.8(a) of this Agreement.

“Warrant(s)” has the meaning ascribed to it in Recitals.

“Warrantors” the Key Parties and the Group Companies.

“WFOE” is defined in introductory paragraph C. of this Agreement.